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INTRABIOTICS PHARMACEUTICALS, INC.

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Investor Presentation February 2003

Certain statements in this presentation contain forward-looking information and are subject to risks and uncertainties, such as statements regarding the costs, timing, design and results of product development and clinical trials, estimates of market size for VAP, the ability of IntraBiotics to successfully develop and commercialize iseganan for VAP and the ability to obtain regulatory approval for any product candidates to treat VAP and projections of future expenses or cash position. As such, they are subject to the occurrence of many events outside of IntraBiotics' control and are subject to various risk factors that could cause IntraBiotics' results to differ materially from those expressed in any forward-looking statement. The risk factors include, without limitation, the inherent risks of product development failure; uncertainty of the timing, cost, extent and results of clinical trials; the Company's ability to obtain similar results to those obtained in other clinical trials using other antibiotics; and the company's ability to obtain regulatory approval or to raise capital through private or public financings when needed or on favorable terms. These and other risk factors are more fully described in documents on file with the Securities and Exchange Commission including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2001 and on Form 10-Q, for the quarter ended September 30, 2002.

Rationale for VAP Program VAP is the most frequent infection in ICU Substantial morbidity and excess cost No drugs approved to prevent Oral-topical antibiotics known to be effective More than 30 previous trials of conventional antibiotics by others Efficacy significant in meta-analyses and most individual trials conducted by third parties >50% reduction in incidence of VAP on average Iseganan has ideal properties to prevent VAP Broad spectrum of antimicrobial activity Safe and active in reducing oral bacteria Low likelihood to engender resistance Anticipate Phase II/III efficacy data in 18 months FDA invited Fast Track application Proposed trial could be first of two for FDA registration

Leadership in Drug Development Ernest Mario, Ph.D., Chairman ex Squibb, Glaxo, Alza Henry Fuchs, M.D., President and CEO Herceptin, Pulmozyme Steve Ketchum, Ph. D., VP, Regulatory Affairs Concerta, Ditropan XL Eric Bjerkholt, SVP and CFO ex JP Morgan

Iseganan: a unique antimicrobial drug Features Analog of porcine neutrophil peptide (protegrin) 17 all-natural amino acids Selected for activity and ease of synthesis Selectively disrupts microbial membranes Broad spectrum of antimicrobial activity Gram-positive and -negative bacteria, yeasts Rapidly bactericidal Reduced oral bioburden by > 2 logs in Phase I/IIa trial Low propensity to engender resistance Applied topically, not systemically absorbed Untreated E. coli Iseganan- treated E. coli

Iseganan is rapidly microbicidal in saliva compared to conventional antibiotics



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In-vitro experiments conducted by IntraBiotics.

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Aspiration into the lungs "Pneumonia" Bacteria from oral cavity Aspiration of oral bacteria causes VAP Mechanical ventilation: patient cannot breathe Difficulty clearing secretions Oral bacteria aspirated Lungs ordinarily sterile Pneumonia ensues Most common ICU infection (approx 20% of intubated patients) Currently treated with systemic antibiotics Preventable with antibiotic prophylaxis

VAP is associated with high morbidity and cost Epidemiology and outcomes of ventilator associated pneumonia in a large US database. Rello, Ollendorf, Oster, Vera-Llonch, Bellm, Redman and Kolleff. (2002) Chest, 122:2115-21. Ventilator Intensive Care Hospital VAP Present 14.3 11.7 25.5 VAP Absent 4.7 5.6 14 * + 9.6 d * +11.5 d * + 6.1 d *p<0.0001 +$41,294* additional hospital charges

Prior Clinical Trials: 65% Average Reduction in VAP from Antibiotic Prophylaxis D'Amico R, Torri V, Tinazzi A, and Liberati A. Effectiveness of antibiotic prophylaxis in critically ill adult patients: systematic review of randomised controlled trials. 1998. BMJ, 316: 1275-85.

Reducing VAP: Additional Health Benefits

	Antibiotics (n=87)	Control (n=78)	Statistics
Incidence of VAP	10%	31%	P=0.001
Courses of systemic antibiotics in ICU	0.95	1.30	P=0.02
Infections	36%	51%	P=0.04
ICU Mortality	29%	35%	NS

Prevention of ventilator-associated pneumonia by oral decontamination: a prospective, randomized, double-blind, placebo controlled study. Bergmans, Bonten, Gaillard, Paling, van der Geest, van Tiel, Beysens, de Leeuw and Stobberingh. (2001). Amer J Respir Crit Care Med, 164:382-8.

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Expert Consensus on Efficacy of VAP Prevention Using Antibiotics "The data supporting a significant reduction in risk of VAP ... using topical and short-term intravenous antibiotics are strong... What remains to be determined is the long-term effect on antibiotic resistance patterns." Making Health Care Safer: A Critical Analysis of Patient Safety Practices. Prepared for: Agency for Healthcare Research and Quality, US Department of Health and Human Services, July, 2001.

Low Propensity to Resistance Transfer 0 1 2 3 4 5 6 7 8 9 0 100 200 300 400 500 600 700 IB-367 Norfloxacin MIC (µg/mL) Pseudomonas does not develop resistance to iseganan* * Based on in-vitro experiments conducted by IntraBiotics.

Early safety and antimicrobial efficacy promising 0 0.5 2 4 6 8 12 9 mg solution 3.87 1.45 2.18 2.9 3.32 3.23 3.24 placebo 3.7 3.82 3.86 4.2 3.92 4.1 3.85 Iseganan Phase I & II studies 40 patients 2-3 log reduction in CFU count from oral samples 4-8 hour duration of effect No significant adverse events related to drug No detectable absorption Kolleff, et. al. ICAAC, 2001

Phase II/III to Evaluate Efficacy Expert input: efficacy trial(s) logical next step Proof of principle is established Iseganan has ideal properties for antibiotic prophylaxis Enrollment criteria will give enriched patient pool Known high risk groups to assure VAP frequent in control group Expected to be on MV ? 48 hours 500 patients: 88% power to evaluate efficacy Assumes VAP rate in placebo is 20% Anticipate 50% reduction in VAP Primary endpoint: reduction in microbiologically confirmed VAP Secondary endpoints: reduction in systemic antibiotics and healthcare utilization

Opportunity for Iseganan Patient Population # Patients (1998) Economic Benefit (1) Opportunity (millions) (2) Patients on MV ? 48 hours 400,000* $2,000- $4,000 $800 - $1,600 High value indication Prevent poor health outcomes if no prevention administered Reduction in utilization of ancillary resources if successful No agents currently under development for prevention of VAP Concentrated audience: large, acute care hospitals Per-patient est. benefit of reducing incidence of VAP among 100 patients 10% reduction = 10 VAP prevented * $40,000/case ^ 100 patients (r) $4,000 per patient 5% reduction = 5 VAP prevented * $40,000/case ^ 100 patients (r) $2,000 per patient (2) Subject to regulatory approval and appropriate reimbursement levels from payors * Source: Healthcare Utilization Project 1999

VAP Program Time and Costs Timeline First patient in expected Q2 '03 Data expected Q2 '04 Available financial resources Cash/short-term investment balance 12.02 $13.3MM Raise up to $3.5MM subject to shareholder approval Cash expected to last until H2 2004 $2-3 million per quarter until trial unblinded < $1.5 million per quarter thereafter Without additional financings, shareholders' equity is expected to drop below the $10MM Nasdaq National Market minimum threshold prior to end of trial

Summary Terms of Proposed Financing Up to $3.5 million Series A Convertible Preferred Stock Priced at 8% discount to the lower of the 5-day average closing price prior to signing the purchase agreement and the 5-day average closing price prior to the issue date 8% paid-in-common dividend 50% warrant coverage at exercise price with no discount. 50% reduction in exercise price if delisted from Nasdaq National Market Liquidation preference Right to appoint 2 Directors Protective provisions: Right to approve future financings, change of control transactions and liquidation No anti-dilution or redemption features Registration rights Operating covenants and penalties

Additional Issues Requiring Shareholder Approval Reverse split (1:8 to 1:12 range) Increase in authorized shares from 70MM to 100MM Increase in options available for grant under stock option plan by 1.9MM options

Additional Information about the Transactions and Where to Find It On February 12, 2003 IntraBiotics filed a preliminary proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of IntraBiotics to be held for the purpose of voting on various matters including: (1) a reverse stock split of the Company's outstanding common stock and (2) a potential private placement of preferred stock to be issued to certain new and existing stockholders, including Dr. Ernest Mario, the Chairman of IntraBiotics, and (3) certain other matters (the "Transactions STOCK HOLDERS ARE ADVISED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT MATERIALS FILED BY INTRABIOTICS WITH THE SEC BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE TRANSACTIONS. The definitive proxy statement will be sent to the stockholders of IntraBiotics seeking their approval of the Transaction. The preliminary proxy statement filed with the SEC on February 12, 2003, the definitive proxy statement and other relevant materials (when they become available), and any other documents filed by IntraBiotics with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stock holders may obtain free copies of documents filed with the SEC by IntraBiotics, by contacting Joyce Bremer c/o IntraBiotics Pharmaceuticals, Inc., P. O. Box 1720, Mountain View, California 94042, (650) 526-6818. You may also obtain a free copy of the definitive proxy statement, when it becomes available, by contacting Georgeson Shareholder Communications at (866) 216-0457. Information regarding the names, affiliation and interests of persons who may be deemed to be participants in IntraBiotics solicitation of proxies of stockholders is available in the preliminary proxy statement filed with the SEC on February 12, 2003.